UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): May 5, 2010

TETRA Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13455	74-2148293
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

24955 Interstate 45 North
The Woodlands, Texas 77380
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 367-1983

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 5, 2010, the following matters were voted upon and approved by the stockholders of TETRA Technologies, Inc. (the “Company”) at its 2010 Annual Meeting of Stockholders:

(i)	Item 1 – the election of nine members to the Company’s Board of Directors;
(ii)	Item 2 – the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010; and
(iii)	Item 3 – the amendment and restatement of the Amended and Restated 2007 Equity Incentive Compensation Plan.

The proposals are described in detail in the Company’s definitive proxy statement, filed with the SEC on March 22, 2010. The voting results are as follows:

Item 1 – Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes
Stuart M. Brightman	50,466,537	16,426,267	4,353,871
Paul D. Coombs	50,067,242	16,825,562	4,353,871
Ralph S. Cunningham	43,330,118	23,562,686	4,353,871
Tom H. Delimitros	50,464,617	16,428,187	4,353,871
Geoffrey M. Hertel	50,068,089	16,824,715	4,353,871
Allen T. McInnes	50,004,614	16,888,190	4,353,871
Kenneth P. Mitchell	42,177,256	24,715,548	4,353,871
William D. Sullivan	50,413,638	16,479,166	4,353,871
Kenneth E. White, Jr.	50,473,907	16,418,897	4,353,871

Item 2 – Ratification of Auditors

Votes For	Votes Against	Votes Abstained
69,208,650	2,027,403	10,622

Item 3 – Amendment and Restatement of Amended and Restated 2007 Equity Incentive Compensation Plan

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
48,927,759	17,810,132	154,913	4,353,871

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TETRA Technologies, Inc.

By:	/s/Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel & Secretary
Date: May 11, 2010